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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20905) pertaining to the All * AmerUs Savings and Retirement Plan of AmerUs Group Co. of our report dated May 27, 2004, with respect to the financial statements and schedule of the All * AmerUs Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                     /s/ Ernst & Young LLP

Des Moines, Iowa
June 23, 2004